Exhibit 10.13.1

Exhibit A

Resolution No. Res.-01

SUNOCO, INC.

SENIOR EXECUTIVE INCENTIVE PLAN

Amendment No. 2011-1

1.	Section 8.3 is restated as follows effective January 1, 2011:

“8.3. If a Participant is due an Award for the Performance Year ended December 31, 2010 that exceeds 150% of the Participant’s Guideline Incentive Award, one-half (50%) of such excess amount automatically shall be deferred into share units in the Sunoco, Inc. Executive Involuntary Deferred Compensation Plan, provided that no deferral shall be made unless the amount to be deferred pursuant hereto is equal to or greater than $15,000.”

2.	Section 8.4 is added, as follows, effective January 1, 2011:

“8.4. Notwithstanding the foregoing, Section 8.3 is effective only with respect to the Awards for the Performance Year ended December 31, 2010, and after all deferrals are paid or forfeited with respect to such Performance Year, such Section 8.3 shall be deleted and of no further force and effect.”

3.	Section 13.4 is restated as follows effective January 1, 2011:

“13.4. The Plan shall be effective for the Performance Period beginning on January 1, 2010.”